                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
           of the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]Preliminary Proxy Statement              [_]Confidential, for Use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2))
[X]Definitive Proxy Statement
[_]Definitive Additional Materials
[_]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             musicmaker.com, Inc.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
(5) Total fee paid:

-------------------------------------------------------------------------------
[_] Fee paid previously with preliminary materials:

-------------------------------------------------------------------------------
[_] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

-------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------
(3) Filing Party:

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(4) Date Filed:

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

                             MUSICMAKER.COM, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 12, 2000

                               ----------------

TO THE STOCKHOLDERS OF MUSICMAKER.COM, INC.:

  NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of musicmaker.com, Inc. (the "Company"), will be held at the Sheraton Premier, 8661 Leesburg Pike, Vienna, Virginia 22180 at 10:00 a.m. on Tuesday, September 12, 2000 for the following purposes:

  1. To elect one Class A director to serve on the Board of Directors for a term of three years;

  2. To ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending December 31, 2000;

  3. To approve an amendment to the Company's Amended Stock Option Plan (the "Plan") to increase the number of shares of common stock authorized for issuance under the Plan from 4,200,000 shares to 6,500,000 shares; and

  4. To consider and transact such other business as may properly and lawfully come before the Annual Meeting or any adjournment thereof.

  All of the foregoing is more fully set forth in the Proxy Statement accompanying this Notice.

  The transfer books of the Company will close as of the end of business on August 10, 2000 for purposes of determining stockholders who are entitled to notice of and to vote at the Annual Meeting, but will not be closed for any other purpose.

  All stockholders are cordially invited to attend the Annual Meeting in person. IF YOU CANNOT ATTEND THE ANNUAL MEETING, PLEASE TAKE THE TIME TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE THE COMPANY HAS PROVIDED. If you attend the Annual Meeting and decide that you want to vote in person, you may revoke your proxy.

                                          By Order of the Board of Directors


August 14, 2000                           Devarajan S. Puthukarai,
New York, New York                        Chief Executive Officer, President
                                           and Chief Operating Officer

                             MUSICMAKER.COM, INC.

                                 1740 Broadway
                                  23rd Floor
                           New York, New York 10019

                        Annual Meeting of Stockholders
                              September 12, 2000

                               ----------------

                                PROXY STATEMENT

                               ----------------

                Information Concerning Solicitation and Voting

General

  The enclosed proxy is solicited on behalf of musicmaker.com, Inc. (the "Company") for the annual meeting of stockholders (the "Annual Meeting") to be held at 10:00 a.m. on Tuesday, September 12, 2000 at the Sheraton Premier, 8661 Leesburg Pike, Vienna, Virginia 22180 or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

  These proxy solicitation materials were mailed on or about August 14, 2000 to all stockholders entitled to vote at the meeting.

Record Date; Outstanding Shares

  Only stockholders of record at the close of business on August 10, 2000 (the "Record Date"), are entitled to receive notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company as of such date consisted of 33,140,421 shares of Common Stock, $.01 par value (the "Common Stock"). For information regarding holders of more than 5% of the outstanding Common Stock, see "Securities Ownership of Certain Beneficial Owners and Management."

Revocability of Proxies

  The enclosed proxy is revocable at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. If a person who has executed and returned a proxy is present at the Annual Meeting and wishes to vote in person, he or she may elect to do so and thereby rescind the power of the proxy holders to vote his or her proxy.

Voting and Solicitation

  Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. The election of the Class A director will require an affirmative vote of a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote. Proposals 2 and 3 will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting.

  The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telecopy, or electronic mail.

Quorum; Abstentions; Broker Non-Votes

  The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Under the Delaware General Corporation Law (the "DGCL"), an abstaining vote and a broker "non-vote" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares exists. Abstentions are also counted in tabulating the total number of votes cast on matters voted on by the stockholders at the Annual Meeting. Broker "non-votes" are not counted for purposes of determining the number of votes cast on any matter voted on by stockholders.

Deadline for Receipt of Stockholder Proposals

  Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2001 annual meeting must be received by the Company no later than April 16, 2001 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Any such proposal should be addressed to the Company's Secretary and delivered to the Company's principal executive offices at 1740 Broadway, 23rd Floor, New York, NY 10019.

  If a stockholder of the Company wishes to present a proposal before the 2001 annual meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice no later than June 30, 2001. If a stockholder fails to provide timely notice of a proposal to be presented at the 2001 annual meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

Annual Report

  The Company's Annual Report to Stockholders, which includes its Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1999, is enclosed with this Proxy Statement.

                             ELECTION OF DIRECTOR
                                 (Proposal 1)

General

  The Amended Bylaws of the Company provide that the number of members of the Board of Directors shall consist of not less than one nor more than seven. The Board of Directors of the Company currently consists of seven directors. The Board of Directors is divided into three classes of directors, designated Class A, Class B and Class C directors, serving staggered three year terms. With respect to the present board, the terms of the Class B directors, William
W. Scranton III, Irwin H. Steinberg and Jonathan A. B. Smith, will expire at the 2001 annual meeting of stockholders and the terms of the Class C directors, Robert Bernardi, Devarajan Puthukarai and Jay A. Samit, will expire at the 2002 annual meeting of stockholders. The term of the Class A director, John A. Skolas, will expire at the Annual Meeting. Mr. Skolas has been nominated for election at the Annual Meeting. On May 17, 2000, the Board appointed William W. Scranton III as a Class B director to fill the vacancy created by the resignation of Edward J. Mathias.

  At the Annual Meeting, stockholders are asked to elect Mr. Skolas as a Class A director. In the event that Mr. Skolas shall become unavailable, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that Mr. Skolas will be unavailable.

  Officers are elected by the Board of Directors. Each officer serves at the discretion of the Board of Directors. There are no family relationships among any of the directors or executive officers. In December 1999, Mr. Puthukarai became the sole Chief Executive Officer of the Company.

  Mr. Skolas will be elected by the affirmative vote of a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote.

  The Board of Directors recommends that stockholders vote "For" Mr. Skolas.

Directors and Executive Officers

  Set forth below is certain information regarding the directors (including Mr. Skolas), and executive officers.

Name                      Age                               Position
----                      ---                               --------
Devarajan S. Puthukarai    56 Chief Executive Officer, President, Chief Operating Officer
Robert P. Bernardi         47 Chairman of the Board of Directors
William Crowley            45 Senior Vice President of Marketing
Mark A. Fowler             39 Chief Financial Officer, Vice President of Finance and Administration
Lawrence A. Lieberman      38 President, Global Marketing Group
Jay A. Samit               38 Director
William W. Scranton, III   53 Director
John A. Skolas             48 Director
Jonathan A. B. Smith       37 Director
John A. Skolas             48 Director
Irwin H. Steinberg         78 Director, Vice Chairman of the Board of Directors

Executive Officers and Directors

  Devarajan S. Puthukarai. Mr. Puthukarai is the Company's President, Chief Executive Officer, Chief Operating Officer and served as the Company's Co-Chief Executive Officer from April 1997 until December 1999. Mr. Puthukarai has served as a director since April 1997. From 1991 to April 1997, Mr. Puthukarai was President of Warner Music Media, a division of Warner Music Enterprises, a Time Warner Inc. company engaged in the business of promoting new and upcoming artists. From 1984 to 1990, Mr. Puthukarai was President of RCA Direct Marketing Inc./BMG Direct Marketing Inc., launching one of the country's first CD music clubs and building the world's largest classical music club. Mr. Puthukarai earned his Bachelor of Science and Bachelor of Law degrees from Madras University in India. Mr. Puthukarai earned a Master of Business Administration degree from the Indian Institute of Management, a Harvard/Ford Foundation school in Ahemadabad, India.

  Robert P. Bernardi. Mr. Bernardi is the Company's co-founder and Chairman of the Board of Directors. Mr. Bernardi has served as a director since the Company's inception and served as the Company's Co-Chief Executive Officer until December 1999. From 1990 to 1996, Mr. Bernardi was a co-founder, Chairman of the Board of Directors and Chief Executive Officer of TREEV, Inc. (formerly Network Imaging Corporation), a publicly-held software company for which he continues to serve as a director. From 1988 to 1990, Mr. Bernardi was an independent consultant in the document imaging and telecommunications fields. From 1987 to 1988, Mr. Bernardi was a co-founder, President and Chief Executive Officer of TranSwitch Corporation, a publicly-held company that designed high- speed telecommunications chips. From March 1984 to December 1987, Mr. Bernardi was Chairman of the Board of Directors and Chief Executive Officer of Spectrum Digital Corporation, a publicly-held telecommunications equipment manufacturing company. From 1984 to 1987, Mr. Bernardi was a co-founder and director of PictureTel Corporation, a publicly-held manufacturer of full-motion video conferencing systems. Prior to 1984, Mr. Bernardi held various executive management positions with MCI Communications Corporation, Mobil Corporation, Booz, Allen & Hamilton, Inc. and The MITRE 3 Corporation. Mr. Bernardi earned a Bachelor of Science degree in Physics and a Master of Science degree in Business and Economics from the State University of New York at Stonybrook.

  William Crowley. Mr. Crowley has served as the Company's Senior Vice President of Marketing since January 2000 and served as the Company's Vice President of Marketing and Sales from August 1996 to January

2000. From 1995 to 1996, Mr. Crowley was a Vice President at Warner Music Enterprises where he was responsible for advertising, creative services and circulation marketing for its sampling programs and roster of music magazines. From 1993 to 1995, Mr. Crowley was a Vice President at PolyGram Group Distribution, Inc. where he was responsible for direct development of both music products and new channels of distribution for PolyGram labels. From 1990 to 1993, Mr. Crowley was the Director of Marketing and Product Development at Time Life Music where he was responsible for new product and business activities for popular and classical music products. From 1981 to 1990, Mr. Crowley was Director of Artists Repertoire and Merchandising at BMG Direct Marketing, Inc. where he was responsible for product selection and development, and merchandising and market research for BMG music clubs. Mr. Crowley earned a Masters degree in Business Administration from New York University and a Bachelors degree in Political Science and Economics from Northwestern University.

  Mark A. Fowler. Mr. Fowler has served as the Company's Chief Financial Officer and Vice President of Finance and Administration since January 1999 and was the Company's Director of Finance and Administration from April 1998 to January 1999. From 1995 to 1998, Mr. Fowler was the Controller at BioReliance Corporation, a publicly-held international contract research organization. From 1994 to 1995, Mr. Fowler was the Controller at Fusion Lighting, Inc., an international research and development company. From 1991 to 1994, Mr. Fowler was the Controller at Excalibur Technologies Corporation, a publicly-held software development firm. Prior to 1991, Mr. Fowler held several positions, including a consultant position with Booz, Allen & Hamilton, Inc. Mr. Fowler is a certified public accountant in the Commonwealth of Virginia. He earned a Bachelor of Science degree in Finance from Radford University and is currently enrolled at the Johns Hopkins University pursuing a Masters degree in Business Administration.

  Lawrence A. Lieberman. Mr. Lieberman has served as the Company's President, Global Marketing Group since January 2000 and was the Company's Vice President of Internet Marketing from May 1999 to January 2000. From September 1996 to May 1999, Mr. Lieberman was Vice President of Strategic Planning and New Business Development at Comedy Central, a cable television network owned jointly by Time Warner and Viacom, where he was responsible for business activities ancillary to its regular cable operations and managed all aspects of the comedycentral.com site. Mr. Lieberman was the Executive Producer of the multi-million selling "Chef Aid: The South Park Album," developed the "South Park" home video line with sales in excess of three million units, and initiated South Park's worldwide merchandise program including T-shirts, video games, books and CD-ROMs. From February 1996 to September 1996, Mr. Lieberman was with Time Inc. New Media developing content for its various Internet sites. From August 1992 to February 1996, Mr. Lieberman was Vice President of Marketing and Artist Relations at Warner Music Enterprises, and from April 1989 to August 1992, Mr. Lieberman was Director of Merchandising and Marketing at MTV. Mr. Lieberman currently serves as an associate overseer at the Leonard
N. Stern School of Business at New York University and as a trustee of the Hudson Valley Children's Museum. Mr. Lieberman earned a Masters degree in Business Administration from the Leonard N. Stern School of Business at New York University, and a Bachelors degree in Economics from Union College in Schenectady, New York.

  Jay A. Samit. Mr. Samit has served as a Company director since June 1999. Mr. Samit has been the Senior Vice President of Worldwide New Media for EMI Recorded Music since April 1999, responsible for the strategy and implementation of all business development, strategic alliances, marketing partnerships and creative development of internet, online and website activities. From October 1996 to March 1999, Mr. Samit was Vice President of Original Content for Universal Studios New Media Group and also President of animalhouse.com, a Universal joint venture targeted at the online college community. Prior to October 1996, Mr. Samit was the President of Jasmine Multimedia Publishing, a new media publishing company founded by him in 1981. Mr. Samit graduated magna cum laude from the University of California at Los Angeles and received the Presidential Fellowship in 1981.

  William W. Scranton, III. Mr. Scranton has served as a Company director since May 2000. Since 1994, Mr. Scranton has headed the Scranton Family Office, a family office managing investments and civic intiatives. From 1987 to 1994, he served in various senior executive officer positions at two direct marketing companies and one mail order company. Mr. Scranton served as Lieutenant Governor of Pennsylvania from 1979 to 1987. Mr. Scranton received a Bachelor of Arts degree in American Studies from Yale University.

  John A. Skolas. Mr. Skolas has served as a Company director since June 1999. Mr. Skolas also serves as Chief Financial Officer of Coelacanth Corporation, where he is responsible for oversight of its financial and administrative matters. From February 1998 until June 1999, Mr. Skolas served as Chief Financial Officer and General Counsel of PhytoWorks Inc., responsible for writing significant portions of the company's business plan, negotiating transactions, structuring intellectual property licenses and handling a wide range of financial and administrative matters. From February 1992 until March 1997, Mr. Skolas served as President/Corporate Officer of the Americas of EMI Group, Inc., the finance, treasury, tax and administrative subsidiary of EMI Group plc serving its U.S. subsidiaries. From February 1992 until January 1999, Mr. Skolas also served as President and General Counsel of EMI Group North America Inc., responsible for overseeing licensing of semiconductor patents held by EMI Group. Mr. Skolas holds a Masters degree in Business Administration from Harvard Business School, a Juris Doctor from the University of Wisconsin Law School and a Bachelor of Arts degree from Luther College. He holds a certified public accountant certificate from the Iowa Board of Accountancy and is admitted to practice law in Minnesota and Wisconsin.

  Jonathan A. B. Smith. Mr. Smith has served as a Company director since June 1999. Since January 1999, Mr. Smith has been the Vice President of Finance and Planning for EMI Recorded Music North America, responsible for overseeing corporate finance functions for EMI Recorded Music in North America. From May 1995 to December 1998, Mr. Smith served as the Head of Business Planning Support for EMI Records (U.K.). Mr. Smith graduated with honors from The University of Hull, in Hull, United Kingdom, with degrees in Economics and Politics and he has been a member of the Chartered Institute of Certified Accountants since 1989.

  Irwin H. Steinberg. Mr. Steinberg has served as a Company director and Vice Chairman of the Board of Directors since January 1997. Mr. Steinberg also serves as a consultant to the Company. Since 1982, Mr. Steinberg has been President of IHS Corporation, a consulting firm specializing in the music industry. From 1975 to 1982, Mr. Steinberg was Chairman and Chief Executive Officer of PolyGram Records, Inc. Mr. Steinberg was co-founder of Mercury Records Corporation. From 1946 to 1975, Mr. Steinberg was employed with Mercury Records Corporation where he progressed from Chief Financial Officer to Executive Vice President to President, which later position he held from 1968 to 1975. Mr. Steinberg currently serves as an adjunct Professor at Columbia College of the Arts in Chicago, where he teaches graduate courses in music business. Mr. Steinberg holds a Bachelors degree from the University of Chicago Business School and a Masters degree from the California State University at Domingo Hills.

Description of Stockholders' Agreement

  On June 8, 1999, the Company entered into a stockholders' agreement with Virgin Holdings, Rho Management Trust I, Messrs. Bernardi, Puthukarai, Steinberg and RHL Ventures, LLC. The parties to the stockholders' agreement are required to vote their shares of common stock to ensure that the number of directors on the Board remains at seven and includes three directors designated by Virgin Holdings, two directors designated by the Company and two independent directors. Each class of directors must include one Virgin Holdings director. Directors will be elected at annual meetings of stockholders to serve three year terms and until their respective successors are duly elected and qualify, or until their earlier resignation, removal from office, or death. The remaining directors may fill any vacancy on the Board of Directors for an unexpired term.

Committees of the Board of Directors and Compensation

  The Board of Directors has designated an Audit Committee of the Board of Directors, which consists of Mr. Skolas, Mr. Steinberg and Mr. Scranton. The Audit Committee is responsible for reviewing, along with the Company's independent public accountants, the scope of the Company's accounting audits, as well as the Company's corporate accounting practices and policies. The Audit Committee reviews the Company's accounting and financial controls, and makes themselves available to the Company's independent public accountants for any necessary consultation.

  The Board of Directors has also designated a Compensation Committee of the Board of Directors, which consists of Mr. Samit, Mr. Bernardi and Mr. Scranton. The Compensation Committee reviews the performance of our management and recommends and approves the compensation of and the issuance of stock options to executive officers and employees under our stock option plan.

  There is no standing Nominating Committee of the Board of Directors.

  Under the terms of his consulting agreement, Mr. Steinberg, the Company's Vice Chairman of the Board, receives compensation of $1,200 per meeting of the Board of Directors or any committee. The Company's other directors currently do not receive a fee for their service on the Board of Directors or any committee of the board. Directors are eligible to receive stock options under the Company's stock option plan. Members of the Board of Directors have received options under the Company's stock option plan as disclosed in "Security Ownership of Certain Beneficial Owners and Management" herein. All of these options were issued with an exercise price equal to the fair market value of the common stock on the date of grant. Directors receive reimbursement to cover their reasonable expenses incurred in attending Board meetings.

  During 1999, there were seven meetings of the Board of Directors, one meeting of the Audit Committee and three meetings of the Compensation Committee. Each director attended 75% or more of the meetings of the Board of Directors and of the committees of the Board on which the director served during the period for which he was director or committee member.

Compensation Interlocks and Insider Participation

  The current members of the Compensation Committee are Mr. Samit, Mr. Bernardi and Mr. Scranton. To date, the Compensation Committee, including directors who are or were executive officers of the Company, has made all determinations concerning compensation of the Company's executive officers. Mr. Bernardi does not participate in Compensation Committee decisions regarding his own compensation

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and Nasdaq. Based solely on a review of the copies of such reports and written representations from the reporting persons that no other reports were required, the Company believes that during the fiscal year ended December 31, 1999, its executive officers, directors and greater than 10% stockholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act with the following exceptions: each of the executive officers and directors failed to timely file Form 3's by the date of effectiveness of the Company's registration statement, July 6, 1999.

Executive Compensation

  The following table sets forth all compensation awarded to, earned by, or paid for services rendered to the Company in all capacities by the Company's chief executive officer and other executive officers whose salary and bonus exceeded $100,000 (the "Named Executive Officers") during the fiscal years ended December 31, 1998 and 1999.

                          Summary Compensation Table

                                                                    Long-Term
                                                   Annual          Compensation
                                                Compensation          Awards
                                             ------------------    ------------
                                                                    Number of
                                                                      Shares
                                                                    Underlying
Name and Principal Position                  Salary($) Bonus($)      Options
---------------------------                  --------- --------    ------------
Devarajan S. Puthukarai...............  1999 $250,000  $100,000          --
President, Chief Executive Officer and  1998 $250,000  $100,000      151,297
 Chief Operating Officer

Robert P. Bernardi....................  1999 $175,000         0          --
Chairman of the Board of Directors      1998 $175,000         0      151,297

Mark A. Fowler........................  1999 $125,000  $ 50,000(1)    30,259
Chief Financial Officer, Vice
 President of Finance
 and Administration

Lawrence A. Lieberman.................  1999 $ 85,962  $ 50,000      349,500
President, Global Marketing Group

William Crowley.......................  1999 $144,230  $ 50,000          --
Senior Vice President, U.S. Marketing

--------
(1)  Net of $20,000 used for the payment of taxes.

  The following table sets forth information regarding the grant of options to purchase the Company's Common Stock to each of the Named Executive Officers during the fiscal year ended December 31, 1999. Potential realizable value assumes that the Common Stock appreciates at the indicated annual rate (compounded annually) from the grant date until the expiration of the option term and is calculated based on the requirements of the Securities and Exchange Commission. Potential realizable value does not represent the Company's estimate of future stock price growth.

                             Option Grants in 1999

                                                                                     Potential
                                                                                    Realizable
                                         Individual Grants                           Value at
                                      ------------------------                    Assumed Annual
                                       Percentage                                    Rates of
                         Number of      of Total                                    Stock Price
                         Securities     Options                                  Appreciation for
                         Underlying    Granted to    Exercise                     Option Term (1)
                          Options     Employees in     Price     Expiration    --------------------
Name                      Granted     Fiscal 1999    Per Share      Date          5%         10%
----                     ----------   ------------   ---------   ----------    --------    --------
Lawrence A. Lieberman...  349,500          32%         $2.07        2004       $202,570    $441,314

Mark A. Fowler..........   30,259           3%         $3.43        2004       $ 17,538    $ 38,208

--------
(1) Potential Realizable Value assumes that the Common Stock appreciates at the indicated annual rate (compounded annually) from the grant date until the expiration of the option term and is calculated based on the requirements promulgated by the Securities and Exchange Commission. Potential Realizable Value does not represent the Company's estimate of future stock price growth.

  The following table sets forth information regarding the number and value of securities underlying options held by each of the Named Executive Officers at the end of the fiscal year ended December 31, 1999. No options were exercised by any of the Named Executive Officers during the fiscal year ended December 31, 1999.

             Aggregate Option Exercises and Year End Option Values

                              Number of Securities
                             Underlying Unexercised     Value of Unexercised
                             Options at December 31,   "In-the-Money" Options
                                      1999             at December 31, 1999(1)
                            ------------------------- -------------------------
Name                        Exercisable Unexercisable Exercisable Unexercisable
----                        ----------- ------------- ----------- -------------
Robert P. Bernardi.........   151,299      151,298     $556,327     $556,324
Devarajan S. Puthukarai....   151,299      151,298     $556,327     $556,324
Lawrence A. Lieberman......    58,250      291,250     $ 42,421     $712,106
Mark A. Fowler.............    10,086       50,432     $ 39,285     $193,709
William Crowley............    15,129       90,779     $ 86,387     $345,414

--------
(1) Value for "in-the-money" options represents the positive spread between the exercise price of outstanding options and the fair market value of $5.875 per share on December 31, 1999.

Employment Agreements and Consulting Agreements

  Mr. Bernardi and Mr. Puthukarai each have employment agreements with initial terms through December 7, 2002. These agreements require that each commit substantially all of his time and effort to furthering the Company's interests and restrict competition with the Company during the term of the agreement and for one year following termination. Under their employment agreements, Mr. Bernardi receives a base salary of $175,000 per annum and Mr. Puthukarai receives a base salary of $250,000 per annum. Each is eligible for payment of bonuses and stock options as determined by the Compensation Committee of the Board of Directors. Mr. Puthukarai is guaranteed a minimum annual bonus of $100,000. Upon termination by the Company without cause, or termination by Mr. Bernardi or Mr. Puthukarai upon non-compliance by the Company with a material provision of the employment agreement, their respective employment agreements provide for payment of all accrued salary, benefits and bonuses plus a sum equal to the salary, benefits and bonuses that would have been received if the initial or any renewal term had been completed, discounted by three percent. Each agreement is automatically renewable on a year-to-year basis following expiration of the initial term and any renewal term, unless written notice of non-renewal is given by either party 90 days before expiration of any term. Should the Company decide not to renew their respective agreements, Mr. Bernardi and Mr. Puthukarai are each entitled to a severance payment equal to one year's salary and benefits, as in effect prior to termination. Each agreement restricts the ability of Mr. Bernardi and Mr. Puthukarai to solicit customers or call upon employees of the Company for one year after the expiration of the term of each of their agreements. The agreements further restrict ownership in excess of 5% of any U.S. publicly traded company which is engaged in the Company's business.

  Under a consulting agreement between the Company and IHS Corporation, Mr. Steinberg is required to provide consulting services to the Company for not less than fifteen days in any given month. Mr. Steinberg seeks to obtain, on the Company's behalf, additional license agreements and content relationships with record labels in an effort to expand the Company's music library. Mr. Steinberg's consulting agreement is non-exclusive; however, Mr. Steinberg is restricted from providing consulting services to any of the Company's competitors. For his services, Mr. Steinberg is paid a minimum monthly payment of $9,000. Mr. Steinberg also receives compensation of $1,200 per meeting in connection with his attendance at meetings of the Company's Board of Directors or any committee thereof.

Key Man Insurance

  The Company has key man insurance covering Messrs. Bernardi and Puthukarai in the amount of $1 million. The Company is named as beneficiary for each policy.

Indemnification of Directors and Officers

  The Company's Charter and Bylaws provide that it shall indemnify all of its directors and officers to the full extent permitted by the Delaware General Corporation Law. Under these provisions, any director or officer who, in his or her capacity as such, is made or threatened to be made a party to any suit or proceeding, may be indemnified if the Board determines the director or officer acted in good faith and in a manner the director reasonably believed to be in, or not opposed to, the best interests of the Company. The Charter, Bylaws, and Delaware law further provide that indemnification is not exclusive of any other rights to which directors and officers may be entitled under our Charter, Bylaws, any agreement, any vote of stockholders or disinterested directors, or otherwise.

  The Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any expense, liability, or loss incurred by that person in the capacity he served for the Company or arising out of his status as such, whether or not the Company would have the power to indemnify that person against similar liability under Delaware law. The Company has director and officer insurance coverage. Our directors and officers are insured against liability of up to $10,000,000 in the aggregate each policy year.

Security Ownership of Certain Beneficial Owners and Management.

  The following table sets forth information regarding shares of our Common Stock beneficially owned as of August 7, 2000. Beneficial ownership is calculated in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934. Shares of Common Stock subject to options and warrants that are currently exercisable or are exercisable within 60 days of August 7, 2000, are deemed outstanding with respect to the person holding those options but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. Except as otherwise indicated in the table, the address of the stockholders listed below is that of the Company's principal executive office. Directors not included in the table below do not hold Company securities.

                                                                Shares
                                                          Beneficially Owned
                                                            As of July   ,
                                                                 2000
                                                          ----------------------
Name and Address                                            Number       Percent
----------------                                          ----------     -------
Virgin Holdings, Inc..................................... 12,098,663      36.5%
 338 North Foothill Road
 Beverly Hills, CA 90210

Rho Management Trust I...................................  2,814,322(1)    8.5%
 767 Fifth Avenue
 New York, NY 10053

Robert P. Bernardi.......................................  2,443,093(2)    7.4%
Zomba Record Holdings, B.V...............................  1,997,008       6.0%
Devarajan S. Puthukarai..................................  1,344,404(3)    4.1%
Irwin H. Steinberg.......................................    388,513(4)    1.2%
William Crowley..........................................    199,758(5)      *
Lawrence A. Lieberman....................................    221,759(6)      *
Jay A. Samit.............................................    106,250(7)      *
Mark Fowler..............................................     75,257(8)      *
Jonathan A. B. Smith.....................................     60,417(9)      *
John A. Skolas...........................................     60,417(10)     *
William W. Scranton, III.................................      8,333(11)     *
All executive officers and directors as a group
 (10 persons)............................................  4,908,201(12)  13.7%

--------
 *  Less than 1%.
(1) Includes 787,904 shares of Common Stock issuable upon exercise of Series B warrants and 438,280 shares of Common Stock issuable upon exercise of Series C warrants. Rho Management Partners L.P., a Delaware limited partnership may be deemed the beneficial owner of shares registered in the name of Rho Management Trust I, under an investment advisory relationship by which Rho Management Partners L.P. exercises sole voting and investment control over Rho Management Trust I's shares and warrants.
(2) Includes 272,817 shares of Common Stock issuable upon exercise of Series B warrants, 60,600 shares of Common Stock issuable upon exercise of Series C warrants and 450,280 shares of Common Stock issuable in connection with vested options with exercise prices ranging from $2.06 to $5.94 per share.
(3) Includes 453,896 shares of Common Stock issuable upon the exercise of warrants with an exercise price of $1.65 per share, 68,204 shares of Common Stock issuable upon the exercise of Series B warrants, 15,150 shares of Common Stock issuable in connection with Series C warrants, and 450,280 shares of Common Stock issuable upon exercise of vested options with exercise prices ranging from $2.06 to $5.94 per share.
(4) Includes 246,637 shares of Common Stock issuable upon the exercise of warrants with exercise prices ranging from $1.65 to $1.98 per share.

(5) Includes 78,720 shares of Common Stock issuable upon the exercise of vested options.
(6) Includes 191,500 shares of Common Stock issuable upon the exercise of vested options.
(7) Includes 106,250 shares of Common Stock issuable upon the exercise of vested options.
(8) Includes 75,257 shares of Common Stock issuable upon the exercise of vested options.
(9) Includes 60,417 shares of Common Stock issuable upon the exercise of vested options.
(10) Includes 60,417 shares of Common Stock issuable upon the exercise of vested options.
(11) Includes 8,333 shares of Common Stock issuable upon exercise of vested options with an exercise price of $1.98 per share.
(12) Includes 341,021 shares of Common Stock issuable upon the exercise of Series B warrants, 75,750 shares of Common Stock issuable upon the exercise of Series C warrants, 683,870 shares of Common Stock issuable upon the exercise of outstanding common stock warrants and 1,711,588 shares of Common Stock issuable upon the exercise of vested options.

Certain Relationships and Related Transactions.

  On June 8, 1999, the Company executed a license agreement with EMI. Under this agreement, the Company will make royalty payments in connection with sales of our custom CDs including any music content provided under license by EMI. In exchange for our rights under the license agreement, the Company issued 15,170,860 shares of our Common Stock to Virgin Holdings. Virgin Holdings received approximately $40,000,000 from the sale of 3,072,197 shares of its stock by participating as a selling shareholder in our initial public offering. Jay A. Samit and Jonathan A.B. Smith, directors serving on the Company's Board of Directors, also serve as executive officers of EMI Recorded Music.

  On July 1, 1999, the Company issued a demand promissory note to Rho Management Trust I for financing in the principal amount of $1,000,000 in the form of a subordinated note bearing interest at 12% and maturing on January 1, 2000. The Company repaid the principal and interest on the above loan immediately following its initial public offering out of the proceeds therefrom.

  The Company believes that the above-described transactions are as fair to the Company as could have been obtained with unaffiliated parties. The Company intends that all future transactions with officers, directors or principal stockholders of the Company will be approved or ratified by a majority of the Board of Directors, including a majority of the disinterested, independent directors. Moreover, the Company intends that future transactions with affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Report of the Compensation Committee of the Board of Directors.

  The Compensation Committee of the Board of Directors reviews the performance of the Company's management and recommends and approves the compensation of and the issuance of stock options to executive officers and employees under the Company's stock option plan. In addition, the Compensation Committee reviews compensation levels of other management level employees and reviews other compensation-related issues.

  General Compensation Policy. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the Company's development and financial success and their personal performance. The compensation package for each executive officer is comprised of three elements: (i) base salary, (ii) bonus and (ii) equity incentive awards.

  Base Salary. The Compensation Committee strives to offer salaries to its executive officers, which are competitive with salaries offered by companies of similar size and capitalization in the Company's industry. Base salaries are reviewed on an annual basis and are subject to adjustment based upon the individual's contribution to the Company and changes in salary levels offered by comparable companies. Executive officers' salaries are determined by the Chief Executive Officer based on information from various sources and approved by the Compensation Committee.

  Bonuses. The amount of awards granted to the executive officers are contingent upon the Company achieving certain performance goals established by the Board of Directors. For executive officers, awards are also contingent on the achievement of individual performance objectives. Target and minimum amounts of bonuses for each executive officer are set annually by the Compensation Committee and are specifically weighted for identified financial, management, strategic and operational goals. The minimum annual bonus for Mr. Puthukarai as set forth in his employment agreement is $100,000. The minimum bonus for all other executive officers is $50,000. The Compensation Committee reviews performance against the goals and approves payment of the bonuses.

  Equity Incentives. The Compensation Committee believes that employee equity ownership is highly motivating, provides a major incentive to employees to build stockholder value and serves to align the interests of employees with the interests of the Company's stockholders. In determining the amount of equity compensation to be awarded to executive officers in any fiscal year, the Compensation Committee considers the position of the officer, the current stock ownership of the officer, the number of shares which continue to be subject to vesting under outstanding options and the expected future contribution of the officer to the Company's performance, giving primary weight to the officer's position and his expected future contributions. In addition, the Compensation Committee compares the stock ownership and options held by each officer with the other officers' equity positions and each officer's experience and value to the Company.

  CEO Compensation. In accordance with his employment agreement, the Company's Chief Executive Officer, Mr. Puthukarai received a base salary of $250,000 for the fiscal year ended December 31, 1999 and a bonus of $100,000. The Compensation Committee believes that Mr. Puthukarai's salary and bonus are competitive with that paid by other companies in the same or similar industries as the Company.

  Compliance with Internal Revenue Code Section 162(m). As a result of Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance-based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Company's stock option plan contains certain provisions which are intended to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation. The Compensation Committee does not expect that the compensation to be paid to any of the Company's executive officers for 1999 will exceed the $1 million limit per officer.

THE COMPENSATION COMMITTEE

Jay A. Samit
William W. Scranton, III
Robert Bernardi

                        COMPANY STOCK PRICE PERFORMANCE

  The graph below compares the cumulative total stockholder return on the Company's Common Stock, the Russell 2000 Index and the S&P Retail (Specialty) Index. Cumulative total stockholder return represents share value appreciation through December 31, 1999, assuming the investment of $100 in the Common Stock of the Company at the intial public offering on July 7, 1999 and in each of the other indexes on the same date, and reinvestment to all dividends. The comparisions in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.




                    [Stock Performance Graph Appears Here]

             The above graph was plotted using the following data:

                                                                   Cumulative
                                                                  Total Return
                                                                 ---------------
                                                                 7/7/99 12/31/99

      MUSICMAKER.COM, INC....................................... 100.00  41.96
      RUSEELL 2000.............................................. 100.00  93.59
      S & P RETAIL (SPECIALTY).................................. 100.00  67.66

             RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
                          AS INDEPENDENT ACCOUNTANTS
                                 (Proposal 2)

  Management has selected Ernst & Young LLP as the independent accountants to audit the books, records and accounts of the Company for the current fiscal year ending December 31, 2000. Ernst & Young LLP has audited the Company's financial statements since 1998.

  The affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the meeting will be required to ratify the Board of Director's selection of Ernst & Young LLP.

  A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, and will be available to answer questions from stockholders.

  The Board of Directors recommends that the stockholders vote "For" ratification of the appointment of Ernst & Young LLP as the Company's independent accountants.

                       APPROVAL OF THE AMENDMENT TO THE
                           AMENDED STOCK OPTION PLAN
                                 (Proposal 3)

  The Board of Directors has unanimously adopted and recommends that the shareholders approve an amendment to the Company's Amended Stock Option Plan (the "Plan") to increase the number of shares of Common Stock available for issuance thereunder from a maximum of 4,200,000 shares to a maximum of 6,500,000 shares.

  The essential terms of the Plan are summarized below. The following discussion is qualified in its entirety by reference to the Plan. The Company will provide, upon request, a copy of the full text of the Plan to each person to whom a copy of this Proxy Statement is delivered. Requests should be directed to Mark A. Fowler, Chief Financial Officer, 10780 Parkridge Boulevard, Suite 50, Reston, Virginia, 20191.

  General Information. The Plan was adopted for the purpose of promoting the Company's long-term growth and profitability by:

  . Providing key people with incentives to improve stockholder value and contribute to the growth and financial success of the Company.

  . Enabling the Company to attract, retain and reward talented and skilled persons for positions of substantial responsibility.

The Company has used stock options as a significant component of compensation for its officers and key employees.

  The Plan provides for the award to eligible participants, including employees, officers, directors and consultants, of stock options including non-qualified stock options and incentive stock options under Section 422 of the Internal Revenue Code. The Plan also provides for the award of stock appreciation rights, including free standing, tandem and limited stock appreciation rights. Under the current Plan 4,200,000 shares of Common Stock are reserved for issuance, representing 12.7% of the shares of common stock outstanding as of the Record Date. At the Record Date, options to purchase a total of 4,543,053 shares of common stock were outstanding, at exercise prices ranging from $0.1652 to $13 per share.

  Administration. The Plan is administered by the Compensation Committee of the Board of Directors, which consists of Messrs. Samit, Bernardi and Scranton. Messrs. Samit and Scranton are "disinterested persons," for purposes of Rule 16b-3 under the Exchange Act, and "outside directors," within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee selects the participants and establishes the terms and conditions of each option or other rights granted under the Plan, including the exercise price, the number of shares subject to options or other equity rights and the time at which the options become exercisable.

  Stock Options. The exercise price of all "incentive stock options," or "ISO's" within the meaning of Section 422 of the Internal Revenue Code, granted under the Plan must be at least equal to 100% of the fair market value of the option shares on the date of grant. The term of any incentive stock option granted under the stock option plan may not exceed ten years. Where the eligible stock option plan participant owns over 10% of the total combined voting power of all classes of stock of the Company, however, the exercise price must be at least equal to 110% of the fair market value of the option shares on the date of grant and the term cannot exceed five years.

  Transferability. To the extent required to comply with Rule 16b-3 under the Exchange Act, if applicable, and in any event in the case of an incentive stock option or stock appreciation right granted with respect to an incentive stock option, no award granted under the Plan shall be transferable by a grantee otherwise than by will or by the laws of descent and distribution. Other terms and conditions of each award are set forth in the grant agreement governing that award and determined by the Compensation Committee.

  Amendments and Termination. The Board of Directors, without further approval of the stockholders, may modify or terminate the Plan or any portion thereof at any time, except that no modification shall become effective without prior approval of the stockholders of the Company if stockholder approval is necessary to comply with any tax or regulatory requirement or rule of any exchange or Nasdaq upon which the Common Stock is listed or quoted; including stockholder approval that is a required for continued compliance with Rule 16b-3 or stockholder approval that is required to enable the Compensation Committee to grant incentive stock options pursuant to the Plan.

  Change in Control. In the event of any proposed (i) sale, exchange or other disposition of substantially all of the Company's assets; or (ii) any merger, share exchange, consolidation or other reorganization or business combination in which the Company is not the surviving corporation, the Compensation Committee has the authority to take such action as it deems appropriate and equitable to effectuate the purposes of the Plan and to protect the grantees of awards.

  New Plan Benefits. Awards, if any, that will be paid to participants for any fiscal year are subject to the discretion of the Compensation Committee. Consequently, it is not possible to determine at this time the amount of awards that will be paid in the fiscal year ended December 31, 2000.

Federal Tax Consequences

  The following is a brief summary of the tax consequences of the grant and exercise of stock options, stock appreciation rights and restricted stock awards under the federal income tax laws. This summary does not, among other things, purport to describe state or local tax consequences or to describe all federal income tax consequences.

  ISO's and Non-Qualified Options. Recipients of ISOs generally are not subject to income tax at the time the option is granted or exercised. However, upon the exercise of any ISO, any excess of the fair market value of shares received over the exercise price may be subject to the alternative minimum tax. Upon disposition of any shares obtained through the exercise of an ISO, long-term capital gain or loss will be recognized in an amount equal to the difference between the sales price and the aggregate exercise price, provided that the participant has held the shares for at least one year from the date the ISO was exercised and at least two years from the date the ISO was granted. If the participant disposes of the shares within that time period (a "Disqualifying Disposition"), the participant will recognize ordinary income to the extent of the difference between the exercise price and the lesser of the fair market value on the date the ISO is exercised or the amount realized on the Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on the period the shares were held by the participant. The Company is not entitled to any tax deduction upon either the exercise of any such ISO or upon any subsequent disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income pursuant to a Disqualifying Disposition.

  A participant receiving nonqualified stock options does not recognize income at the time the option is granted. However, when the option is exercised, the participant will recognize ordinary income equal to the difference between the fair market value of the shares on the exercise date and the exercise price. The Company receives a tax deduction equal to the amount of ordinary income recognized by the participant. The participant's basis in the shares is equal to the exercise price plus any recognized ordinary income.

  To the extent that the participant pays some or all of the exercise price of an ISO or nonqualified stock option by tendering shares already owned, the tax consequences will remain the same as discussed above except that a like number of shares received will have the same basis and holding period as the shares tendered and the remaining shares received shall have a basis equal to the cash tendered plus the ordinary income recognized, if any, on the exercise. If the tendered shares were received pursuant to the exercise of an ISO, such tender may be a Disqualifying Disposition if made prior to the end of the required holding periods.

  Stock Appreciation Rights. An employee will not recognize taxable income at the time of the grant of a stock appreciation right ("SAR"). A SAR is the right to cash or stock in the amount of the appreciation of a share of the Common Stock from the grant date to the exercise date. Upon exercise, however, the employee will generally recognize ordinary income for each SAR in the amount that the fair market value of the common stock on the exercise date exceeds its fair market value on the date of grant. The Company generally will be entitled to a corresponding deduction in the year of exercise.

  Restricted Stock Awards. No income will be recognized by an employee in connection with the grant of a restricted stock award. When the restrictions lapse, the employee would be required to include as taxable ordinary income the fair market value of such shares at the time the restrictions lapse. The Company would be entitled to a deduction for federal income tax purposes equal to the amount so included in such employee's income. An employee may, by making a Section 83(b) election within 30 days after the transfer of stock, choose to recognize income upon the grant of a restricted stock award. If a
Section 83(b) election is made, any appreciation in the stock value after the grant date may be eligible for capital gain treatment upon the subsequent sale of the stock. However, if the stock is forfeited later, the loss allowable is limited to the price paid for the stock (if any) minus any amounts received upon such forfeiture.

  The affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the meeting will be required to approve the amendment to the Plan.

  The Board of Directors recommends that the stockholders vote "For" the amendment to the Plan.

                                 OTHER MATTERS

  There is no reason to believe that any other business will be presented at the Annual Meeting; however, if any other business should properly and lawfully come before the Annual Meeting, the proxies will vote in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

August 14, 2000                           Devarajan Puthukarai, Chief
New York, New York                         Executive Officer, President,
                                           and Chief Operating Officer

                                   PROXY CARD

                             MUSICMAKER.COM, INC.

                           1740 Broadway, 23rd Floor
                           New York, New York 10019

    The undersigned hereby appoints Devarajan S. Puthukarai and Mark A. Fowler, or either of them, as proxies with full powers of substitution, to vote all shares of the Common Stock of musicmaker.com, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on September 12, 2000 (the "Annual Meeting") and at any adjournment thereof, upon the items described in the Proxy Statement. The undersigned acknowledges receipt of notice of the meeting and the Proxy Statement.

A.  ELECTION OF CLASS A DIRECTOR (JOHN A. SKOLAS)  (PROPOSAL 1)

             FOR               WITHHOLD AUTHORITY FOR
             [ ]                       [ ]


B. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000 (PROPOSAL 2)

              FOR          AGAINST       ABSTAIN
              [ ]            [ ]           [ ]

C.  PROPOSAL TO AMEND THE COMPANY'S AMENDED STOCK OPTION PLAN (PROPOSAL 3)

              FOR          AGAINST       ABSTAIN
              [ ]            [ ]           [ ]

D. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

              FOR          AGAINST       ABSTAIN
              [ ]            [ ]           [ ]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

This Proxy, when properly executed will be voted as directed herein. If no instructions are given, the shares represented by this proxy will be voted
"FOR" the nominee set forth in proposal no. 1, "FOR" proposal No. 2 and proposal No. 3 and in the discretion of the proxy holders as to other business.

      Please date and sign this proxy exactly as your name appears hereon.

______________________________     ______________________________
Date  Signature of Owner           Signature of Owner

                                   -------------------------------------------
                                   Additional Signature of Joint Owner (if any)

                                   If stock is jointly held, each joint owner should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title.